mwe.com Tracy A. Bacigalupo Attorney at Law tbacigalupo@mwe.com +1 212 547 5656

August 5, 2021

DNP SELECT INCOME FUND INC.

200 South Wacker Drive, Suite 500

Chicago, Illinois 60606

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have served as Maryland counsel to DNP Select Income Fund Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance from time to time (the “Offering”) of a maximum aggregate offering price of $200,000,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), covered by the above-identified Registration Statement (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.        The Registration Statement and the related form of prospectus included therein, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act;

2.        The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.        The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.        Resolutions (the “Resolutions”) adopted by the Board of Directors (the “Board of Directors”), or a duly authorized committee thereof, of the Company relating to the Offering, certified as of the date hereof by an officer of the Company;

5.        A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

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DNP SELECT INCOME FUND INC.

August 5, 2021

6.        A certificate executed by an officer of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.        Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.        Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.        Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s (including the Company’s) obligations set forth therein are legal, valid and binding.

4.        All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise. Each Document submitted to us as a form will be executed by the parties thereto in the form in which it was submitted to us and in a manner consistent with the opinion stated herein.

5.        Prior to the issuance of any Shares, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of capital stock.

6.        The issuance, and certain terms, of the Shares to be issued by the Company from time to time will be authorized and approved by the Board of Directors, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions (such approvals referred to herein as the “Corporate Proceedings”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.        The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.        Upon the completion of all Corporate Proceedings relating to the Shares, the Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Shares will be validly issued, fully paid and nonassessable.

DNP SELECT INCOME FUND INC.

August 5, 2021

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit (l) to Item 25 of the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

MCDERMOTT WILL & EMERY LLP

/s/ McDermott Will & Emery LLP